                                  Exhibit 4.30

                         INVESTOR SUBSCRIPTION AGREEMENT

                           Date: ____________________


Affinity International Travel Systems, Inc.
100 Second Avenue South
Suite 1100 South
St. Petersburg, FL 33701
ATTN: Daniel Brandano

      Re: Affinity International Travel Systems, Inc.

Ladies and Gentlemen:

      The undersigned hereby subscribes to the immediate acquisition of _____ units, at $1.00 per unit, each unit consisting of one share of common stock, par value $.001 per share (the "Common Stock"), of Affinity International Travel Systems, Inc. (the "Company") and a warrant to purchase one share of Common Stock of the Company at a purchase price of $.75 per share, for an aggregate purchase price of $__________. The Common Stock, the warrants and the underlying common shares of the warrants are collectively referred to as the "Securities".

      In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to the Company as follows:

      1. The undersigned is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities and not with a view to resale or any distribution of the Securities, or any portion thereof.

      2. The undersigned (either alone or with its purchaser representative) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and has consulted with its own professional representatives as he has considered appropriate to assist in evaluating the merits and risks of this investment. The undersigned has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with its evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that the undersigned has requested. The undersigned is acquiring the Securities solely upon his independent examination and judgment as to the prospects of the Company.

      3. The Securities were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

      4. The undersigned acknowledges that an investment in the Securities is speculative and the undersigned may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The undersigned acknowledges that the Securities are being sold to the undersigned without registration under any state or federal law requiring the registration of securities for sale. The transferability of the Securities is restricted by applicable federal and state securities laws and may be restricted under the laws of other jurisdictions.

      5. The undersigned acknowledges that the Securities are being sold in connection with a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the "Private Placement"), and that such exemption is dependent, in part, on the accuracy of the undersigned's representations and warranties contained in this Agreement.

      6. The undersigned is an "accredited investor" as such term is defined in Appendix A and is capable of evaluating the merits and risks of an investment in the Company.

      7. The undersigned understands and agrees that attendant to an investment in the Securities are certain risk factors which the undersigned should and has considered and reviewed in evaluating an investment in the Company, including, but not limited to, those risk factors described in Appendix B attached hereto.

      8. The undersigned is able financially to bear the risk of losing his entire investment, has adequate means of providing for his current needs and possible personal contingencies, and has no need for liquidity of this investment.

      9. In consideration of the acceptance of this subscription, the undersigned agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to an effective registration under the federal and state securities law or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

      10. The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Shares.

      In connection with the purchase and sale of the Securities, the Company agrees to include the Securities for registration in any registration statement, other than in an Excluded Registration (as defined below), that is filed by the Company under the Securities Act. An "Excluded Registration" includes a registration statement filed to register those shares issued solely in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of stock options, or shares issuable solely pursuant to employee benefit plans, including registration statements on Form S-4, S-8 or any successor form. Securities issued in connection with this Agreement shall cease to be registrable securities upon (1) any sale pursuant to a registration statement under the Securities Act, or Section 4(1) of the Securities Act, (2) any sale, transfer or assignment in any manner to any person who is not entitled to the rights provided by this Agreement, or (3) such time as such Shares become eligible for resale under Rule 144 promulgated under the Securities Act.

      The undersigned acknowledges that the Company's capitalization is as follows: As of January 27, 2000, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 100,000,000 shares of Preferred Stock, par value $.001 per share, of which 13,880,828 shares of Common Stock are presently issued and outstanding and no shares of Preferred Stock are presently issued and outstanding. In addition, as of January 27, 2000, the Company is committed to issue or has issued warrants to purchase 8,750,000 shares of Common Stock at a purchase price of $.25 per share, and there are outstanding options to purchase 2,015,000 shares of Common Stock at a weighted average exercise price of $.50 per share. For purposes of this subscription agreement and the risk factors attached, the total number of outstanding warrants (i.e., warrants to purchase 8,750,000 shares) includes our commitment to issue warrants to purchase 4,250,000 shares of our common stock to certain investors. If the transactions involving the issuance of warrants to purchase 4,250,000 shares are not completed, the number of shares outstanding or the number of shares subject to outstanding warrants could be significantly different, which could have a substantial dilutive effect on a stockholder's interest in Affinity.

      The undersigned further acknowledges that he will suffer immediate and substantial dilution upon the issuance of additional Securities in connection with the Company's Private Placement in which the undersigned's investment is a part. The issuance of additional shares of Common Stock that are currently subject to outstanding warrants and options to purchase shares of the Company's Common Stock will further dilute the undersigned's ownership interest in the Company.

      The undersigned agrees to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents and attorneys from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty contained herein.


ACCEPTANCE OF SUBSCRIPTION:                    SUBSCRIBER:

Affinity International Travel Systems, Inc.


By:
   ------------------------------------        ---------------------------------

      Daniel G. Brandano, President

                                               Address:
                                                       -------------------------

                                               ---------------------------------

Dated:
      ---------------------------------

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                                   APPENDIX A

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

      (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

      (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, and (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

      (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

Individuals

      (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:
            (i)   $200,000 individual income; or
            (ii)  $300,000 joint income with spouse.

NOTE: Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

      (6) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

      (7) Directors, executive officers or general partners of the Issuer.

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                                   APPENDIX B


                                  RISK FACTORS

      You should carefully consider the following factors before deciding to invest in the shares of common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of future operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. These risk factors also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below

RISKS RELATED TO OUR BUSINESS

Our business is difficult to evaluate because we have only recently launched our new Internet business model.

      Our market may not develop as anticipated, and we may not successfully execute our Internet based business strategy. We have a limited operating history upon which you can evaluate our business. We have only recently launched the FarAway.com web site. In 1999, we began transitioning our business model to online sales of travel related products and services. You must consider the challenges, risks and difficulties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. Some of these challenges relate to our ability to:

      o     increase our brand name recognition;
      o     expand our customer base;
      o     manage our supplier/distributor relationships; and
      o upgrade our web site, transaction-processing systems, fulfillment infrastructure and inventory management systems.

      We cannot be certain that our business strategy will be successful or that we will successfully address these and other challenges, risks and uncertainties.

Our limited operating history makes forecasting difficult.

      As a result of our limited operating history with our current Internet business model, it is difficult to accurately forecast future revenues. We may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. Also, we have limited meaningful historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet customer demand to the extent it exceeds our expectations.

Our historical financial results are not meaningful to an analysis of our current business.

      The financial data included in this document covers periods prior to our transition to our current Internet business strategy and is not necessarily meaningful to an analysis of our current business. Since our incorporation, we have completed several acquisitions and subsequently divested or sold some wholly owned subsidiaries. One of these entities, Prestige Travel, accounted for a substantial portion of our revenue in 1998 and 1999.

We have a history of net losses.

      On a historical basis, we have had operating losses in each of the three fiscal years ending June 30, 1997, 1998 and 1999. For these periods, we had net losses totaling $6,669,694. For the fiscal year ended June 30, 1999, we had a net loss of $5,183,368.

      We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate our losses will increase significantly from current levels because we expect to incur significant additional costs and expenses related to:

      o brand development, advertising, marketing and promotional activities, including product discounts;
      o     expansion of our supplier/distributor relationships;
      o     expansion of our order fulfillment infrastructure;
      o continued development of our web site, transaction-processing systems, fulfillment capabilities and network infrastructure;
      o     expansion of our product offerings and web site content; and
      o     employment of additional personnel as our business expands.

      Our ability to become profitable depends on our ability to generate and sustain substantially higher revenue while maintaining reasonable expense levels. In particular, although we intend to increase significantly our spending on marketing and promotional activities, these efforts may not be effective in converting a large number of customers from traditional shopping methods to online shopping for travel products and services or attracting online customers to our web site. In addition, we may be obligated to pay commissions, based on a percentage of revenue, to companies with whom we have online marketing relationships. These costs will increase as our revenues and orders increase. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

We have been unable to fund our operations with the cash generated from our business. If we do not generate cash sufficient to fund our operations, we may need additional financing to continue our growth or our growth may be limited.

      We require substantial working capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We currently anticipate that we need to raise approximately $6.0 million within the next three months. If we raise additional funds through the issuance of equity or debt securities, those securities may have rights senior to those of our stockholders, and our stockholders may experience additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all.

The failure or malfunction of our technology or the technology of third parties upon which our systems rely would have a material adverse effect on our business.

      We are currently dependent upon a number of different information and telecommunication technologies to facilitate our access to information and manage a high volume of inbound and outbound calls. Any failure of this technology would have a material adverse effect on our business, financial condition and results of operations. In addition, we are dependent upon certain third party vendors, including central reservation systems, such as Logibro, formerly The SABRE Group, and Amadeus for access to certain information. Any failure or malfunction of these systems or restricted access by us would have a material adverse effect on our business, financial condition and results of operations.

Our new technology may not be successfully developed, installed or implemented without disrupting our business.

      We are currently replacing many of our existing computer systems and web sites with systems designed to operate with our new web site, FarAway.com. There can be no assurance that these new systems will be successfully developed, installed according to the expected time frame or within the anticipated budget, implemented without any disruption to our business or result in the intended operational benefits and cost efficiencies.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

      To remain competitive, we must continue to enhance and improve the functionality and features of our online technology. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing web site and proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

      o both license and internally develop leading technologies useful in our business;
      o     enhance our existing services;
      o develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers; and
      o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

      Ongoing development of our web site and other proprietary technology entails significant expense and technical risks. We may use new technologies ineffectively or we may fail to adapt our web site, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers may forego the use of our services and those of our competitors.

We may fail to compete effectively in our market.

      The travel service industry is extremely competitive and has relatively low barriers to entry. We primarily compete with:

      o     other distributors of travel services;
      o     travel providers;
      o     travel agents;

      o     tour operators; and
      o     central reservation service providers.

      Some of our competitors have greater experience, brand name recognition and/or financial resources than we do.

      There is the risk that our travel providers may decide to compete more directly with us and restrict the availability and/or preferential pricing of their capacity. In addition, other distributors may have relationships with travel provider that provide better availability or more competitive pricing than that offered by us. Furthermore, some travel agents have a strong presence in their geographic area that may make it difficult for us to attract customers in those areas.

      Competition within the travel service industry is increasing as some of our competitors are expanding their size and financial resources through consolidation. Consolidation among travel suppliers has left the remaining suppliers in a stronger position relative to providers of travel products and services such as Affinity.

      As a result of competitive pressures, we may suffer reduced revenues and operating margins, loss of market share and diminished brand awareness. We may be unable to compete successfully and our failure to compete successfully may have a material adverse effect on our business, financial condition and results of operations.

Intellectual property claims against us can be costly and result in the loss of significant rights.

      We regard trademarks, copyrights, service marks, trade secrets, patents and similar intellectual property as important to our success. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers and others to protect our proprietary rights.

      Other parties may assert infringement or unfair competition claims against us. If we are forced to defend against any claims of infringement, whether they are with merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, and product shipment delays. If there is a successful claim of infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, or if we are required to cease using one or more of our business or product names due to a successful trademark infringement claim against us, it could adversely affect our business.

      In addition, effective trademark, service mark, copyright, trade secret and patent protection may not be available in every country in which we sell our products and services online. Therefore, the steps we take to protect our proprietary rights may be inadequate and our business could be adversely affected.

If we are unable to retain or acquire the necessary domain names, our brand and reputation could be damaged and we could lose customers.

      We currently hold the Web domain names Affinityinternational.com, FarAway.com, Sunstyle.com. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees.

      In the United States, the National Science Foundation has appointed Network Solutions, Inc., and recently several others, as the current registrars for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. In addition, if other parties acquire domain names that are similar to ours and confuse our web site with another party's, our brand could diminish.

Internet users may make online purchases of travel products and services on the web sites of travel suppliers rather than the web site of a vacation provider such as Affinity.

      Innovations in online technology such as the Internet have increased the ability of travel suppliers to distribute their travel products and services directly to travelers. Travelers can now use the Internet to access information about travel products and services and to purchase these products and services directly from suppliers, thereby bypassing vacation providers such as Affinity. Although we have a strategy to capitalize on the emergence of the Internet as a primary distribution channel, our strategy may be unsuccessful and may negatively impact our relationship with retail travel agents if Internet users go directly to travel suppliers' web sites.

Our failure to maintain our relationships with travel suppliers would materially and adversely affect our business.

      We are dependent upon travel suppliers for access to their products and services. Our travel suppliers generally can cancel or modify their agreements with us upon relatively short notice. In addition, any decline in the quality of travel products and services provided by these suppliers or a perception by travelers of such a decline could adversely affect our reputation. Any of the following could have a material adverse effect on our business, financial condition and results of operation:

      o     loss of travel supplier contracts;
      o changes in our preferred pricing agreements, commissions schedules or commission arrangements;
      o     more restricted access to travel suppliers' products and services;
            or
      o less favorable public opinion of certain travel suppliers and resulting low demand for the products and services of such travel suppliers.

Our rapid growth involves a number of risks that could have a negative impact on our results of operations.

      We have grown very rapidly, and we expect to continue to grow quickly in our current fiscal year as we implement our Internet-based travel service strategy. Our management group has been assembled only recently and, as a result, our management group may be unable to manage effectively our organization and or implement our Internet-based strategy. In addition, the rapid pace of our growth has, and will continue to, put pressure on our personnel, accounting, management information, technology and corporate support systems. Any inadequacy of these systems to manage the increased size and scope of operations resulting from our growth or our inability to integrate successfully any future acquisition could materially adversely affect our business, financial condition and results of operations.

If we are unable to manage our growth and the related expansion in our operations effectively, our business may be harmed.

      We expect to continue to grow internally and through acquisitions. We expect to spend significant time and effort expanding our existing businesses and identifying, completing and integrating acquisitions. There can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. Any future growth also will impose significant added responsibilities on members of our senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by us. To the extent that we are unable to manage our growth efficiently and effectively, or are unable to attract and retain qualified management, our business, financial condition and results of operations could be materially adversely affected.

      Factors affecting our ability to experience internal growth include, but are not limited to:

      o     the ability to expand the travel services offered;
      o continued relationships with certain travel providers and travel agents;
      o     the ability to recruit and retain qualified sales personnel;
      o     the ability to cross-sell services; and
      o     continued access to capital.

The success of our business depends on the continuing contribution of our key personnel, including Mr. Daniel Brandano, our President and Chief Executive Officer, and our other executive officers.

      Our operations are dependent on the efforts and relationships of Daniel Brandano and the other executive officers as well as the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Brandano could inhibit the development and enhancement of our web site and could damage customer relations and our brand. Although we have entered into an employment agreement with several of our executive officers, including Mr. Brandano, there can be no assurance that these individuals will continue in their present capacity for any particular period of time. We do not maintain key man life insurance covering any of our executive officers or other members of senior management.

Our operating results may fluctuate due to seasonality and other factors.

      The domestic and international leisure travel industry is seasonal. Our historical results have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry, especially the leisure travel segment. Our revenues have historically been higher in the second and third quarters. We expect seasonality to continue in the future.

   Quarterly results of operations may also be subject to fluctuations as a result of a number of other factors including:

      o     the timing and cost of acquisitions;
      o changes in the mix of services offered by us as a result of acquisitions;
      o     internal growth rates among various travel segments;
      o     fare wars by travel providers;
      o     changes in relationships with certain travel providers;
      o     the timing of the payment of overrides by travel providers;
      o     extreme weather conditions; and o other factors affecting travel.

      Unexpected variations in quarterly results could also adversely affect the price of our common stock, which could limit our ability to make acquisitions or raise additional equity capital and or debt.

Changes in consumer preferences or discretionary consumer spending could negatively impact our results.

      Our continued success depends, in part, upon the popularity of vacations to Hawaii, Mexico, the Caribbean and Florida. A downturn in the overall United States economy or shifts in consumer vacation preferences could materially adversely affect our business, financial condition and results of operations. Also, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce our sales or impose practical limits on pricing, either of which could have a material adverse effect on our business and results of operations.

The travel industry is subject to extensive government regulation and taxation.

      Many travel suppliers, particularly airlines, are subject to extensive regulation by federal, state and foreign governments. In addition, the travel services industry is subject to certain special taxes by federal, state, local and foreign governments, including hotel bed taxes, car rental taxes, airline excise taxes and airport taxes and fees. New or different regulatory schemes and changes in tax policy could have an adverse impact on the travel service industry in general and could have a material adverse affect on our business, financial condition, and results of operations. Changes in tax policy for online purchases, including travel purchases, could also have a material adverse affect on our business, financial conditions and results of operations.

The travel industry is subject to numerous risks that may also affect our business, financial condition and result of operations.

      Our results of operations will depend upon factors affecting the vacation industry in general. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and the level of car rentals and hotel reservations. A number of factors could result in a temporary or long-term overall decline and demand for packaged vacations, including:

      o     political instability;
      o     armed hostilities;
      o     international terrorism;
      o     labor disturbances;
      o a rise and fuel prices or other travel costs, or a surcharge imposed by a travel provider to offset rising fuel prices;
      o     excessive inflation;
      o     currency fluctuations;
      o     extreme weather conditions; and
      o     concerns about passenger safety.

      We believe that price-based competition will continue for the foreseeable future. The continuation of such competition and the occurrence of any of the events mentioned above could have a material adverse effect on our business, financial condition and results of operations. In addition, demand for our products and services may be significantly affected by the general level of economic activity and employment in the United States and key international markets. Therefore, any significant economic down turn or any recession in the United States or these other markets could have a material adverse effect on our business, financial condition in the result operations.

We may be unable to make attractive acquisitions or integrate acquired companies.

      We plan to acquire or make investments in complementary businesses, products, services or technologies. However, we cannot assure you that we will be able to identify suitable acquisition or investment candidates.

      Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms. If we buy a business, we could have difficulty in assimilating that company's personnel, operations, products, services or technologies into our operations. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. Furthermore, we may incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities would dilute our existing stockholders interest in Affinity.

Any future acquisitions we make may not be profitable.

      Part of our business strategy is to identify and acquire travel related Internet organizations in the travel services industry. Future acquisitions may involve a number of risks that could adversely affect our business, results of operations and financial condition. These could include adverse short-term effects on our reported operating results such as those caused by severance payments to employees of acquired companies, difficulties in eliminating duplicative costs, restructuring charges associated with the acquisitions and other expenses associated with the change of control, as well as non-recurring acquisition costs. Acquisitions may also divert management's attention, create difficulties with retention, hiring and training of key personnel, raise risks associated with unanticipated problems or legal liabilities and require non-cash accounting charges associated with the amortization of acquired intangible assets. Furthermore, although we conduct due diligence and generally require representations, warranties and indemnification from the former owners of acquired companies, those former owners may not accurately represent the financial and operating conditions of their companies and may not have the means to satisfy their indemnification obligations. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse affect on our business, financial condition and results of operations.

Financing of future acquisitions will dilute existing stockholder ownership.

      We intend to finance future acquisitions by using shares of our common stock for a substantial portion of the consideration to be paid. This reliance upon the use of common stock as consideration may cause shareholders dilution of ownership.

RISKS RELATED TO THE OFFERING

We may be removed from the OTC Bulletin Board.

      Our common stock is currently quoted on the OTC Bulletin Board, which is administered by the National Association of Securities Dealers, Inc. The Board of Governors of the NASD recently enacted a rule which provides for the removal from the OTC Bulletin Board of the stock of any company that does not file periodic reports with the SEC pursuant to the Exchange Act before a specified date. We do not currently file periodic reports with the SEC because our common stock is not registered under the Exchange Act. We intend to register our common stock under the Exchange Act and commence filing


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

periodic reports with the SEC upon the effectiveness of this registration statement. If we fail to register our common stock under the Exchange Act prior to May 3, 2000, then our common stock will be removed from the OTC Bulletin Board and quotations for our common stock would no longer be available on the OTC Bulletin Board. The removal of our common stock from the OTC Bulletin Board would have a material adverse effect on the price of and any trading market for our common stock. In addition, the removal of our common stock from the OTC Bulletin Board would have a material adverse effect on our ability to raise additional capital.

We have never paid dividends and we do not expect to pay any dividends in the near future.

      We intend to retain any future earnings in order to finance our planned operations and to implement our business plan. A potential purchaser of the common stock should not rely on dividends from the common stock offered hereby as a possible source of income.

The market price of our common stock may fluctuate due to low trading volume.

      Historically, the trading volume of our common stock on the OTC Bulletin Board has been low compared with many other OTC Bulletin Board companies. Due to its low trading volume, the market price of our common stock may fluctuate significantly. Attempts to purchase or sell relatively small amounts of our common stock could cause the market price of our common stock to fluctuate. Low trading volume levels may also affect our stockholders' ability to sell shares of our common stock quickly at the current market price. In addition, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market prices for our common stock.

Market prices of emerging Internet companies have been highly volatile, and the market for our common stock may by highly volatile as well. Litigation may be instituted following severe market price volatility.

      The stock market has experienced significant price and trading volume fluctuations, and the market prices of technology companies, particularly Internet companies, have been highly volatile. The market price of our common stock may be subject to significant fluctuations in response to numerous factors, including:

      o variations in our annual or quarterly financial results or its competitors;
      o changes by financial research analysts in their estimates of our earnings or our failure to meet such estimates;
      o conditions in the economy in general or in the travel industry in particular; and
      o unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting us or the travel service industry.

      In the past, following periods of volatility in the market price of a public company's securities, securities class action litigation has often been instituted against that company. Such litigation could result in substantial costs and a diversion of management's attention and resources.

The interests of our controlling stockholder may conflict with your interests.

      As of February 1, 2000, Schoemann Venture Capital, LLC and trusts controlled by his spouse, beneficially own approximately 60.1% of our outstanding common stock, which includes outstanding warrants to purchase 6,450,000 shares of our common stock at a purchase price of $.25 per share. As a result, in practical effect, they control the election of our board of directors, all matters requiring approval by our stockholders, including approval of significant corporate transactions, and the directions of our business. Schoemann Venture Capital, LLC and trusts controlled by his spouse could exercise their voting control in ways which adversely affect your interests.

A substantial number of our securities may be sold in the market in the future. This could cause our stock price to decline significantly, even if our business is doing well.

      The market price of our common stock could decline as a result of sales by our existing stockholders of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of February 1, 2000, we have approximately 13,880,828 shares of common stock outstanding. Of those shares, approximately 4,331,114 shares will effectively be freely tradable without restriction under the Securities Act of 1933, as amended. Approximately 3,034,300 shares are eligible for sale under Rule 144, subject to certain restrictions on affiliates of Affinity under Rule 144, and approximately 6,515,414 shares will be eligible for sale in the public market without registration at different times during the next twelve months, subject to certain volume and other limitations, pursuant to Rule 144 under the Securities Act. We plan to register a substantial number of shares that are not currently eligible for sale without restriction under Rule 144. In addition, there are outstanding warrants to purchase 8,750,000 shares of Common Stock at a purchase price of $.25 per share, and there are outstanding options to purchase 2,015,000 shares of Common Stock at a weighted average exercise price of $.50 per share. The sale of even a small number of the outstanding shares of common stock may have a material adverse effect on the quoted price of our common stock. The sale of any such shares may also have a material adverse effect on our ability to raise capital.

Investors will suffer immediate and substantial dilution.

      Investors will suffer immediate and substantial dilution upon the issuance of additional shares of common stock that are currently subject to outstanding warrants and options to purchase shares of our common stock.

Anti-takeover provisions in our charter document could prevent or delay a change in control of our company.

      Our articles of incorporation, as amended, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by:

      o Authorizing blank check preferred stock, a type of stock with terms and conditions set by the board of directors alone without further stockholder approval; such preferred stock could be issued with more voting power than the common stock, effectively giving control of the company to the holders of preferred stock. An issuance of this type of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of blank check preferred stock could facilitate the introduction of a poison pill rights distribution which could discourage or delay a merger or acquisition.

RISKS RELATED TO THE INTERNET INDUSTRY

We depend on the Internet and the development of the Internet infrastructure.

      Our success will depend in large part on continued growth in, and the use of, the Internet for commerce. The electronic commerce market is new and rapidly evolving, and the extent of consumer acceptance is uncertain. The issues concerning the commercial use of the Internet that we expect to affect the development of the market for our services include security, reliability, cost of access, ease of access, ease of use, speed and quality of service.

      In addition, popular companies that provide access to Internet transactions through network access or web browsers, such as America Online, Yahoo, Lycos and Microsoft, could promote our competitors or charge us a substantial fee for connection to our web site. Either of these developments could adversely affect our business.

Our business is subject to government regulation of the Internet and other legal uncertainties which could negatively impact our operations.

      Specific laws and regulations concerning the use of the Internet have been enacted. In particular, as directed by Congress in the Children's Online Privacy Protection Act, also known as COPPA, the Federal Trade Commission recently adopted regulations, effective April 21, 2000, prohibiting unfair and deceptive acts and practices in connection with the collection and use of personal information obtained from children under 13 years old on the Internet. Because our web site is not directed at children and we do not anticipate its widespread use by children, COPPA and the FTC's regulations should not have a significant effect upon our business. While we expect to have a privacy policy designed to enhance the protection of the privacy of our users, there can be no assurance that these programs will conform with any regulations which have been adopted by the FTC. Nevertheless, the FTC has strongly advocated that general audience web sites establish privacy policies that include procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of information, and provide users with the ability to access, correct and delete personal information stored by the company. While we expect to adopt a privacy policy regarding use of personal user information and expect to post this policy on our web site, there can be no assurance that we will adopt policies that conform with the regulations adopted or policies advocated by the FTC or any other federal or state governmental entity.

      It is also possible that cookies, or information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, which are used to track demographic information and to target advertising, may become subject to laws limiting or prohibiting their use. Limitations on or elimination of our use of cookies could limit the effectiveness of our ability to market to certain users, which could have a material adverse effect on our business, results of operations and financial condition.

      The European Union has adopted a directive that imposes restrictions on the collection and use of personal data. Under the directive, EU citizens are guaranteed rights to access their data, rights to know where the data originated, rights to have inaccurate data rectified, rights to recourse in the event of unlawful processing and rights to withhold permission to use their data for direct marketing. The directive could, among other things, adversely affect U.S. companies that collect information over the Internet from individuals in EU member countries, and may impose restrictions that are more stringent than current Internet privacy standards in the United States. We may ultimately engage in data collection from users in EU member countries. If we do, we would be subject to the EU directive.

      We intend to take the necessary measures to ensure that our web site complies with industry standards relating to user privacy.

      The U.S. Omnibus Appropriations Act of 1998 places a moratorium on taxes levied on Internet access from October 1, 1998 to October 21, 2001. However, states may place taxes on Internet access if taxes had already been generally imposed and actually enforced prior to October 1, 1998. States which can show they enforced Internet access taxes prior to October 1, 1998 and states after October 21, 2001 may be able to levy taxes on Internet access resulting in increased cost to access to the Internet, resulting in a material adverse effect on our business.

      The laws governing the use of the Internet, in general, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. This occurrence may impose additional burdens on companies conducting business online by limiting how information can flow over the Internet and the type of information that can flow over the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

We may be liable for the content we provide on our web site or which is accessed from our web site.

      We believe that our future success will depend in part upon our ability to deliver original and compelling descriptive content on the Internet. As a publisher of online content, we face potential liability for defamation, negligence, copyright, patent or trademark infringement, or other claims based on the nature and content of materials that we publish or distribute. In the past, plaintiffs have brought such claims and sometimes successfully litigated them against online services. Although we carry general liability insurance, our insurance may not cover claims of these types or may be inadequate to indemnify us for all liability that may be imposed on us. If we face liability, particularly liability that is not covered by our insurance or is in excess of our insurance coverage, then our reputation and our business may suffer.

Our revenues and reputation would be adversely affected if our security measures fail.

      Consumer concerns regarding the security of transactions conducted on the Internet and users' privacy may inhibit the growth of use of the Internet and electronic commerce. To securely transmit confidential information, such as customer credit card numbers, we rely on encryption and authentication technology that we license from third parties. We cannot predict whether we will experience compromises of, or breaches in, the technologies we use to protect customer transaction data.

      We may need to expend significant additional capital and other resources to protect against security breaches or alleviate problems caused by any such breaches. We cannot guarantee that security breaches will not occur. If our security measures fail, our business could be harmed. Any penetration of our network security or misappropriation of our users' personal or credit card information could subject us to liability. Claims could also be based on other misuses of personal information, including the use of this information for unauthorized marketing purposes. These claims could result in litigation.

Our revenues and reputation would be adversely affected if we experience significant credit card fraud.

      Under current credit card practices, merchants are liable for fraudulent credit card transactions where, as is the case with the transactions we process, the merchant does not obtain a cardholder's signature. We may be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. A failure to adequately control fraudulent credit card transactions would harm our business.


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